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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we consent to the use of our report dated January 23, 1998 in this registration statement on Form S-1 of New Valley Corporation, relating to the consolidated balance sheet of Thinking Machines Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' investment and cash flows for the year ended December 31, 1997 and the period from February 8, 1996 (inception) to December 31, 1996.




                                                      /s/ Arthur Andersen LLP

                                                      Arthur Andersen LLP



Boston, Massachusetts
June 1, 1999